UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                September 7, 2001


                                   TEXACO INC.
             (Exact name of registrant as specified in its charter)



           Delaware                         1-27                74-1383447
(State or other jurisdiction of       (Commission File       (I.R.S. Employer
         incorporation)                    Number)        Identification Number)



       2000 Westchester Avenue,                                   10650
        White Plains, New York                                  (Zip Code)
(Address of principal executive offices)


                                 (914) 253-4000

              (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------

On September 7, 2001, Texcao Inc. and Chevron Corporation confirmed that the U.
S. Federal Trade Commission (FTC) has approved a consent order for public comment that will allow the two companies to complete their previously announced merger. In this connection, the two companies issued a joint press release on the same day entitled "U. S. Federal Trade Commission Approves Merger of Chevron and Texaco," a copy of which is attached hereto as Exhibit 99.1 and made a part hereof. On September 7, 2001, the FTC issued Agreement Containing Consent Orders, including Decision and Order, Order to Hold Separate and Maintain Assets and Form of Agreement and Declaration of Trust, to be executed (if and as required under the Decision and Order) immediately prior to the closing of the merger, a copy of which is attached hereto as Exhibit 99.2 and made a part hereof. The companies have also negotiated a Final Judgment, including Order to Hold Separate, with the attorneys general of twelve U. S. states, a copy of which is attached hereto as Exhibit 99.3 and made a part hereof.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

(c)      Exhibits

         99.1 Joint Press Release issued by Texaco Inc. and Chevron Corporation dated September 7, 2001, entitled "U. S. Federal Trade Commission Approves Merger of Chevron and Texaco."

         99.2 Agreement Containing Consent Orders issued by the FTC on September 7, 2001, including Decision and Order, Order to Hold Separate and Maintain Assets and Form of Agreement and Declaration of Trust, to be executed (if and as required under the Decision and Order) immediately prior to the closing of the merger

         99.3 Final Judgment State of California, et al., v. Chevron Corporation and Texaco Inc., filed on September 7, 2001 in the United States District Court for the Central District of California, including Order to Hold Separate

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                          TEXACO INC.
                                                     --------------------
                                                         (Registrant)





                                              By:      /s/ MICHAEL H. RUDY
                                                  ------------------------------
                                                          (Secretary)





Date:  September 12, 2001
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